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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the 1990 Stock Option Plan Registration Statement No. 33-23303, the 1994 Stock Option Plan Registration Statement No. 33-94828 and the 1996 Stock Incentive Plan Registration Statement No. 333-33139 of our report dated January 23, 1998, appearing in this Annual Report on Form 10-K of National Mercantile Bancorp for the year ended December 31, 1997.




Los Angeles, California
March 11, 1998